UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2025

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 17, 2025, the Board of Directors (the “Board”) of Avantor, Inc. (the “Company”), upon the recommendation of its Nominating and Governance Committee, elected Simon Dingemans as a director, effective January 2, 2026, with an initial term expiring on the date of the Company’s 2026 Annual Meeting of Stockholders. The appointment of Mr. Dingemans fills the vacancy created by Jonathan Peacock’s previously disclosed decision to resign from the Board, effective December 31, 2025.
Mr. Dingemans, age 62, most recently served in senior leadership roles at The Carlyle Group, a global investment management firm, as Senior Advisor from 2022 to 2024 and as Managing Director and Partner, UK Buyouts from 2020 to 2022. Prior to his roles at The Carlyle Group, Mr. Dingemans served as the Chief Financial Officer of GSK plc, a global biopharmaceutical company, from 2011 to 2019. Mr. Dingemans also served in a variety of positions at Goldman Sachs, a global investment banking, securities and investment management firm, from 1995 to 2010, including Partner and held leadership roles overseeing the UK Investment Banking and European Mergers from 2000 to 2010, and Managing Director from 1995 to 2000. Prior to Goldman Sachs, Mr. Dingemans spent ten years at SG Warburg, an investment bank, in positions of increasing responsibility. He currently serves on the boards of directors of Vodafone Group Plc, WPP plc and Genomics Limited. Mr. Dingemans holds both a master’s degree and a bachelor’s degree in geography from the University of Oxford.
The Board has determined that Mr. Dingemans meets all applicable requirements to serve on the Board, including without limitation, the applicable independence standards of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
There are no arrangements or understandings with any other persons pursuant to which Mr. Dingemans was selected as a director of the Company and he does not have a direct or indirect material interest in any, or any currently proposed, transaction in which the Company was or is a participant that requires disclosure under Item 404(a) of Regulation S-K.
Mr. Dingemans is eligible to receive the standard compensation available to all non-employee directors of the Company: (i) an annual cash retainer of $95,000, paid quarterly in arrears and (ii) a grant of restricted stock units with a grant date fair value equal to $210,000, divided by the closing price per share of the Company’s common stock on the commencement date of his service (prorated based on his service prior to the 2026 Annual Meeting). The restricted stock units are scheduled to vest in full on May 6, 2026, subject to his continued service as a director through that date.
Item 7.01.    Regulation FD Disclosure.
On December 18, 2025, the Company issued a press release announcing Mr. Dingemans’s election to the Board. A copy of the press release is furnished herewith as Exhibit No. 99 to this Current Report on Form 8-K, and shall not be deemed filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99	Press Release, dated December 18, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: December 18, 2025	By:	/s/ Claudius Sokenu
		Name:	Claudius Sokenu
		Title:	Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary (Duly Authorized Officer)